Exhibit 10.02
NUTRITION 21, INC.
STOCK AWARD AGREEMENT

This Stock Award Agreement (the “Agreement”) is made as of _______________ (the “Effective Date”), by and between Nutrition 21, Inc., a New York corporation (the “Company”), and ________________________________________________________________ (the “Awardee”).

In consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Grant of  Shares. The Company hereby grants to Awardee ____________ restricted shares of the Company's common stock (the “Award Shares”), subject to the terms and conditions of this Agreement.

2. Vesting. Unless the Award Shares have been forfeited earlier pursuant to Section 3 hereof, one-third of the Award Shares shall vest on each of the first three anniversaries of the Effective Date.

3. Forfeiture. All Award Shares which have not vested prior to the date on which Awardee’s employment has been terminated for any reason (including Awardee’s resignation, death or disability, or termination by the Company with or without cause) shall be automatically forfeited on the date of termination.

4. Issuance of Award Shares Upon Vesting. The Company shall deliver to the Awardee one or more stock certificates representing Award Shares within 30 days of the date on which such shares become vested. Such stock certificates shall not include any fractional shares and shall not be issued for any Award Shares which have not vested in accordance with the terms and upon the conditions of this Agreement.

5. Stock Certificates. The stock certificates evidencing the Award Shares shall be registered on the Company’s books in the name of the Awardee. The Company shall retain physical possession of such certificates until the Award Shares represented by such certificates become vested. If the Award Shares are forfeited, the Company will cause the Award Shares to be canceled or retired. Except as otherwise provided in Section 6, the Awardee shall be entitled to all rights of a stockholder of the Company, including the right to vote the Award Shares and to receive dividends and/or other distributions declared on such shares, prior to the date or dates on which such shares vest.

6. Transferability Restrictions.

(a) To the extent that the Award Shares have not vested, they are not transferable by the Awardee, whether by sale, assignment, exchange, pledge, or hypothecation, or by operation of law or otherwise.

(b) Awardee represents that Awardee will on vesting acquire the Award Shares for his or her own account and not on behalf of others. Federal and state securities laws govern and restrict the right to offer, sell or otherwise dispose of any Award Shares (even if vested) unless otherwise covered by a Form S-8 or unless the offer, sale or other disposition thereof is otherwise registered under the Securities Act of 1933, as amended, (the "1933 Act") and state securities laws or, in the opinion of the Company's counsel, such offer, sales or other disposition is exempt from registration thereunder. The Company is not required to file a Form S-8 or any other registration statement. Awardee will in no event offer, sell or otherwise dispose of any Award Shares in any manner which would: (i) require the Company to file any registration statement (or similar filing under state laws) with the Securities and Exchange Commission or to amend or supplement any such filing or (ii) violate or cause the Company to violate the 1933 Act, the rules and regulations promulgated thereunder or any other state or federal law.

(c) Stock certificates representing the Award Shares shall bear legends in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED OWNER OF THIS CERTIFICATE (OR HIS PREDECESSOR IN INTEREST). COPIES OF SAID AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE REGISTERED OWNER HEREOF."

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.”

(d) The Company shall not be required to transfer on its books any of the Award Shares that shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or to treat any transferee to whom such shares have been so sold or transferred as a stockholder of the Company.

7. Not a Contract for Employment. No rights to continued employment with the Company shall be construed as arising under the terms of this Agreement.

8.  Tax Matters. Awardee should immediately discuss the grants in this Agreement with their personal tax advisors. These advisors may advise that Awardee file a “Section 83 Election.” These advisors may determine that the Election can only be filed within the first 30 days after the date of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NUTRITION 21, INC.

By:
Name:
Title:

AWARDEE: